Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 15, 2020, with respect to the financial statements of Clear Skies Security, LLC for the years ended December 31, 2019 and 2018, included in this Form 8-K/A of Cerberus Cyber Sentinel Corporation. We consent to the incorporation by reference of said report in the General Form for Registration of Cerberus Cyber Sentinel Corporation on Form 10 (File No. 000-56059).

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

October 15, 2020